3201 Temple Avenue
Pomona, California 91768

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 1999


To the shareholders of
Auto-Graphics, Inc.

	NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), will be held at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California on Tuesday, June 15, 1999, at 2:00 PM PDT, for the following purposes:

1. To elect two directors to serve during the ensuing year and until their respective successors shall have been duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

	In accordance with the Company's Bylaws, May 3, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

	All shareholders are cordially invited to attend the Annual Meeting in person. Shareholders who do not expect to be able to attend the meeting are urged to complete, sign and date the enclosed Proxy and mail it in the envelope provided. If a shareholder receives more than one Proxy because such person owns shares registered in different names or addresses, each Proxy should be completed and returned. Your Proxy will not be used if you are present at the meeting and desire to personally vote your shares.

                                  By Order of the Board of Directors



                                  Daniel E. Luebben
                                  Secretary


Pomona, California
April 30, 1999


3201 Temple Avenue
Pomona, California 91768

_______________

PROXY STATEMENT
_______________


INTRODUCTION

	This Proxy Statement is furnished to shareholders in connection with the Annual Meeting of Shareholders of Auto-Graphics, Inc., a California corporation (the "Company"), to be held at 2:00 PM PDT on Tuesday, June 15, 1999 at the Company's corporate offices located at 3201 Temple Avenue, Pomona, California, and at any adjournments thereof
(the "Annual Meeting"). The accompanying Proxy is solicited on behalf of the Board of Directors of the Company for use at such Annual Meeting.
The Proxy should be completed, signed, dated and returned in the enclosed envelope as soon as possible. All properly executed proxies will be voted at the meeting in accordance with the shareholder's instructions as set forth on the enclosed Proxy. Your executed Proxy will not affect your right to vote in person should you find it convenient to attend the meeting and desire to vote in person. Any shareholder executing and returning a Proxy as provided for herein may revoke such Proxy by providing written notice of such revocation to the Secretary of the Company at any time prior to the commencement of the Annual Meeting.

	The Proxy Statement and the accompanying Proxy together with the Company's Annual Report for the fiscal year ended December 31, 1998 were mailed to all shareholders on or about May 7, 1999.

	The Company intends to solicit proxies principally by use of the mails. The Company will also request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Notice, Proxy Statement, Proxy and Annual Report to persons for whom they hold shares of the Company and request authority for the execution of proxies. The cost of soliciting proxies will be borne by the Company, including the reimbursement of any expenses incurred by banks, brokerage houses, custodians, nominees and fiduciaries in connection with such solicitation.


VOTING AT THE MEETING

	The presence in person or by Proxy of persons entitled to vote a majority of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Board of Directors has fixed May 3, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. All voting rights are vested exclusively in the holders of the Company's Common Stock, $0.10 par value. As of the close of business on the record date, there were 1,064,228 shares of the Company's Common Stock outstanding.


	Each share of Common Stock is entitled to one vote on any matter which may come before the Annual Meeting, including the election of directors; however, any shareholder eligible to vote for the election of directors is entitled to cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or to distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

	To be entitled to exercise cumulative voting rights for the election of directors, a shareholder must give notice at the Annual Meeting of such person's desire to cumulate votes for one or more candidates whose name(s) have been placed in nomination prior to the commencement of voting for the election of directors. If any shareholder exercises the right to cumulate votes for the election of directors, then all shareholders are entitled to cumulative voting rights for the election of directors. The enclosed form of Proxy being solicited on behalf of the Board of Directors of the Company vests in the proxy's cumulative voting rights.


NOMINATION AND ELECTION OF DIRECTORS

Election of Directors

	The Company's Articles of Incorporation and Bylaws, as amended, provide that the authorized number of directors shall not be less than three members or more than five members as determined by the Board of Directors from time to time. The number of persons constituting and comprising the Company's Board of Directors is currently three. However, due to the recent resignation of Douglas K. Bisch from the Company's Board of Directors, following his earlier retirement from day-to-day operations of the Company, the Board has not yet selected a proposed replacement director and, accordingly, the Board is proposing only two nominees as candidates for election to the Company's Board of Directors at the 1999 Annual Meeting of Shareholders with the view that such third director's position would remain vacant until the Board can select and appoint someone to become the Company's third director. Proxies received by the Board of Directors will only be voted for the two nominees recommended by the Board of Directors in this Proxy Statement and within proxy solicitation. Each of the two nominees named below will be elected to serve until the next annual meeting and/or until their respective successors shall have been duly elected and qualified. The persons named in the accompanying Proxy will vote shares covered by proxies received by them in favor of election of the two nominees proposed by the Board of Directors. Should any of the two proposed nominees subsequently become unavailable for election, then the Board of Directors may propose the election of a substitute nominee; and the persons named in the Proxy will vote shares covered by proxies received by them in favor of any such substitute nominee(s).
In the event that any person(s) other than nominees proposed by the Board of Directors is nominated for election as a director, the persons named in the Proxy may vote cumulatively for less than all of the nominees but, in no event, will such persons vote any of the proxies received by them for the election of any person to fill a Board position for which the Board of Directors has not nominated a person for election to such Board position. The individuals named in the Proxy, however, reserve their rights to vote their individual shares for the election of any person(s) to fill a Board position for which the Board of Directors did not designate a nominee in the event that any such additional new nominee is proposed for election at the Annual Meeting.

Nominees for Election as Directors

	Set forth below is certain information pertaining to the persons who are proposed as nominees for election to the Company's Board of Directors.

                                          Shares of the
                                           Company's
                                            Common
   Name and Principal          Year First  Stock Owned    Percent
Occupation or Employment        Became   Beneficially as     of
Relationship of Nominees Age  a Director  of Record Date   Class

Robert S. Cope            63     1960          721,675       68%
CEO, President
and Treasurer
Auto-Graphics, Inc.

Robert H. Bretz           55     1988            2,000       --
520 Washington Boulevard
Suite 428
Marina del Rey, CA 90292
Attorney

	Robert S. Cope has been employed by the Company in the capacities indicated above for more than the past five years.

	On December 31, 1994, Douglas K. Bisch resigned and retired from day to day operations as an officer of the Company. On December 31, 1998, Mr. Bisch resigned his position as a Director of the Company. As indicated herein under "Certain Relationships and Related
Transactions", the Company has entered into an agreement to purchase substantially all of the Company's stock owned by Mr. Bisch.

	Robert H. Bretz is an attorney who has acted as the Company's outside legal counsel for more than the past five years and who also serves as the Assistant Secretary of the Company.

	Robert S. Cope, who is the President and Chief Executive Officer of the Company and Chairman of the Company's Board of Directors, is the beneficial owner of 721,675 shares or 68% of the Company's total outstanding shares of Common Stock. As a result of his positions with and ownership of shares in the Company, Robert S. Cope may be deemed to be in a control relationship with the Company. Mr. Cope's beneficial ownership includes 523,391 (49%) shares of Common Stock owned by him personally and 198,284 shares (19%) owned by members of his family, including Paul R. Cope who is employed by the Company and owns 125,534 shares (12%). No other single family member owns more than 5% of the Company's Common Stock. Robert S. Cope has sole investment and voting power over the shares of Common Stock owned by him personally, and is presumed to share investment and voting power over the shares owned by members of his family.


Other Business

	So far as the Company is aware, there are no other matters to be brought before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the accompanying Proxy will vote all proxies in accordance with their best judgment in such matters.


	INFORMATION CONCERNING THE BOARD OF DIRECTORS

	During 1998 the Company's Board of Directors held two formal meetings, and also authorized and approved certain actions by unanimous written consent as authorized by the California Corporations Code and the Company's Bylaws.

	The Company's Board of Directors does not maintain standing audit, nominating or compensation committees. These matters are considered and acted upon by the entire Board of Directors.

	Directors receive no fees for serving on the Board of Directors or attending meetings, with the exception of Robert H. Bretz, who receives customary fees and expenses for services provided to the Company.



ITEM 11.  EXECUTIVE COMPENSATION

	The following table summarizes the aggregate annual cash compensation and long-term incentive compensation of the Company's Chief Executive Officer and each of the named executive officers whose total cash compensation for the fiscal year ended December 31, 1998 for services rendered in all capacities exceeded $100,000 and cash compensation received by each named executive officer for the Company's two previous fiscal years:

                        Summary Compensation Table
                         Long-Term Compensation          Number of
                   Principal     Annual Compensation     Securities
Name               Position       Year    Salary($)   Underlying Options


Robert S. Cope   CEO, President    1998   $ 73,000           None
                  and Treasurer    1997    165,000
                                   1996    140,000

William J. Kliss     COO           1998   $138,000          20,000
                                   1997    150,000
                                   1996    138,000

Daniel E. Luebben  CFO and         1998   $100,000          10,000
                   Secretary       1997    109,000
                                   1996     99,000

	There have been no restricted stock awards and there are no restricted stock holdings as of the fiscal year ended December 31, 1998. In 1998, at Mr. Cope's request, the Company deferred approximately $60,000 in annual compensation to 1999.


1997 Non-Qualified Stock Option Plan

	The Company adopted and implemented a 1997 Non-Qualified Stock Option Plan effective December 31, 1997. The Plan is a non-qualified Plan covering only senior executives and related persons. The Plan consists of 100,000 shares of the Company's authorized but unissued Common Stock. At the inception of the Plan, the Company granted options to four persons whereby they may purchase up to a total of 47,500 shares over the next five years at a price per share of $1.65. The recipient's right to exercise such options and acquire the stock is conditioned upon further employment with the Company and on the market trading price of the Company's stock rising to a minimum of $6.50 per share. Shares actually sold and issued pursuant to the Plan will be restricted stock requiring that such stock be held by the recipients for a minimum period of one year following purchase before they are eligible to sell such stock in the public market. Following such initial option grant, 52,500 shares remain eligible for future grants under the Plan. Under certain circumstances, in the event of a change in control as defined in the Plan, recipients of options under the Plan are entitled to require the Company to liquidate their outstanding options at a price deemed equivalent to the then current fair market value of the underlying shares. The Plan was filed as an exhibit (10.25) to the Company's Annual Report to the SEC on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.


	The following table summarizes information concerning stock option grants to named executive officers during the fiscal year ended December 31, 1998. There were no grants of any options under the Company's 1997 Non-Qualified Stock Option Plan during 1998. Under SEC Regulation S-K, the Company is required to disclose the hypothetical gains, which the named executive officers would realize at the end of the option term. The gain assumes a compound annual stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. These rates of stock price appreciation are not necessarily the Company's estimate nor do they represent any projection of the future price of the Company's stock.

Option Grants in Last Fiscal Year
            Individual Grants         Potential Realizable
         Number of Pct of Total         Value at Assumed
        Securities  Options           Annual Rates of Stock
        Underlying  Granted to Exercise Price Appreciation   Grant Date
         Options  Employees in  Price    Exp. For Option Term  Present
Name     Granted  Fiscal Year ($/Share) Date   5%($)10%($)     Value($)
Robert S.
 Cope      None     --           N/A     N/A    0      0         N/A

William J.
 Kliss     None     --         $1.65  12/31/02  0      0        $0.56

Daniel E.
 Luebben   None     --         $1.65  12/31/02  0      0        $0.56


	The grant date market value of the Common Stock underlying all of the options available under the Company's 1997 Non-Qualified Stock
Option Plan was approximately $3.00 as of December 31, 1997. The Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for the Option Term of 5% and 10% is zero because the fair market value of the underlying stock must rise above $6.50 per share before the corresponding options may be exercised. Under the terms of the Plan, the underlying stock price must therefore rise a minimum of 31.5% per annum over the five year term for the option to be exercisable by the recipients. At 5% and 10% assumed annual rates of stock price appreciation for the option term, the equivalent fair market value of the underlying stock would be $3.83 and $4.83, respectively, at the end of the five year term. The Grant Date Present Value was established using the Black-Scholes option pricing model based on a current market price of $3.00 per share on the grant date and applying a discount of 45% due to the restricted nature of the stock yielding an exercise price of $1.65, a five year expected term, an estimated volatility factor of 25%, no dividends and a risk-free interest rate of 5.7%.


	The following table summarizes information concerning the value received on options exercised during the fiscal year ended December 31, 1998 and the value as of December 31, 1998:

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

                                              Number of
                                              Securities   Value of
                                              Underlying  Unexercised
                                             Unexercised  In-the-Money
                      Number of                Options      Options
                      Securities             at Fiscal    at Fiscal
                      Underlying              Year-End      Year-End
                       Options    Value($)   Exercisable/  Exercisable/
Name                  Exercised  Realized  Unexercisable Unexercisable

Robert S. Cope           None      None       None/None     None/None

William J. Kliss         None      None        0/20,000     None/None

Daniel E. Luebben        None      None        0/10,000     None/None

	All stock options granted under the 1997 Non-Qualified Stock Option Plan are currently not exercisable as of December 31, 1998, because the fair market value of the underlying Common Stock must rise from a market price of approximately $3.00 per share as of December 31, 1997 to a minimum of $6.50 per share for the stock option to be exercisable by the recipients.


	The following table summarizes information on the stock price-based option plan awards made during the fiscal year ended December 31, 1998:

Long-Term Incentive Plans
Awards in Last Fiscal Year

                                           Performance
                                            or Other
                                           Period Until
                   Number of                Maturation
Name                Shares                   or Payout

Robert S. Cope       None                       None

William J. Kliss     None                     5 Years

Daniel E. Luebben    None                     5 Years


ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

	The table below reflects information pertaining to certain beneficial owners of the Company's Common Stock known to own more than 5% of the Company's securities and all officers and directors of the Company as a group as of May 3, 1999:

                                         Shares of the
                                           Company's
                                             Common
                                           Stock Owned    Percent
                                         Beneficially as     of
Name of Beneficial Owner                  of Record Date   Class

Robert S. Cope                               721,675         68%
CEO, President
 and Treasurer
Auto-Graphics, Inc.

Douglas K. Bisch                              98,256          9%
Retired Officer/Director
 of Auto-Graphics, Inc.

Robert L. Lovett, Trustee                     62,500          6%
Robert L. Lovett Trust

All Officers and Directors                   726,175         68%
 as a group (4 persons).


Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file forms with the SEC to report their ownership of the Company's shares and any changes in said ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. Based on information provided to the Company by such persons, the Company is not aware of any delinquencies in the filing of such reports.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	The Company occupies approximately 29,000 sq. ft. of office and production space in an office building owned by a partnership comprised of Robert S. Cope and Douglas K. Bisch. The facility is currently leased to the Company through June 2001 under the second of two five-year renewal options. The original five-year lease, which was entered into in June of 1986, was approved and authorized by the independent members of the Company's Board of Directors. Rental payments paid in 1998 by the Company under the lease totaled approximately $351,000.

	Robert H. Bretz is a director of the Company and also serves as the Company's outside legal counsel. In 1998, Mr. Bretz firm's billings to the Company for legal services and expenses totaled approximately $331,000.

	The Company previously entered into an agreement to purchase substantially all of the shares of the Company's Common Stock owned by Douglas K. Bisch. Mr. Bisch retired from day to day operations as an officer of the Company on December 31, 1994 and as a Director on December 29, 1998. Mr. Bisch had previously served as the Company's Executive Vice President for Sales and Marketing and Secretary for 25 years. In accordance with the agreement, the Company will purchase and retire a total of 156,000 shares of the Company's Common Stock over a seven year period ending 2001. The total transaction cost will be $825,000 including stock, non-competition and consulting fees. In January of 1995, 1996, and 1997, the Company purchased and retired 15,600 shares each year and in January 1998, the Company purchased and retired 26,000 shares of the Company's Common Stock in accordance with the agreement. In addition, the Company has also received an option to purchase Mr. Bisch's one-third interest in the partnership which owns the building and land which the Company leases as its corporate office facility in Pomona, California for a purchase price based on a formula requiring a minimum payment of $100,000 and a maximum payment of $150,000. The agreement was unanimously approved by the Company's Board of Directors with Mr. Bisch abstaining. A copy of the agreement, the terms of which are summarized herein, was filed as an exhibit (10.9) to the Company's Annual Report to the SEC on Form 10-K as of December 31, 1994.


AUDITORS

	The Board of Directors selected BDO Seidman, LLP to audit and report on the Company's financial statements as of December 31, 1998 and for the year then ended. BDO Seidman was selected by the Company following the resignation of Ernst & Young, LLP as the Company's independent certified public accountant. The Company's financial statements as of December 31, 1997 and for the two years in the period ending December 31, 1997 were audited and reported on by Ernst & Young, LLP. Ernst & Young's decision to resign was not the result of any disagreement with the Company over any matter of accounting principles, or practices, financial statement disclosure or auditing scope or procedure which (if not resolved to the satisfaction of Ernst & Young) would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its report.


	ADDITIONAL INFORMATION

	Upon request of any shareholder, the Company will furnish without charge a copy of the Company's latest Annual Report to the Securities and Exchange Commission on Form 10-K, as amended, which contains certain additional information about the Company which is not included in either this Proxy Statement or the Company's accompanying Annual Report to Shareholders. All such requests should be directed to the Chief Financial Officer at the above corporate headquarters' address.


	SHAREHOLDER PROPOSALS

	Any shareholder of the Company desiring to have a proposal considered for inclusion in the Company's 2000 proxy solicitation material must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of the Company on or before January 1, 2000. The Board of Directors of the Company will review any such proposals from shareholders received by that date and will determine whether any such proposals are to be included in the Company's 2000 proxy solicitation materials.



                                       Daniel E. Luebben
                                       Secretary

April 30, 1999



PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW
THANK YOU


PROXY
AUTO-GRAPHICS, INC.
ANNUAL MEETING OF SHAREHOLDERS June 15, 1999

The undersigned shareholder of Auto-Graphics, Inc. (the "Company") acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated April 30, 1999 together with the Company's 1998 Annual Report to Shareholders and the undersigned revokes all prior proxies and appoints Robert S. Cope and Daniel E. Luebben or each of them as proxies for the undersigned to represent the undersigned and vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 3201 Temple Avenue, Pomona, California on Tuesday, June 15, 1999 at 2:00 P.M. PDT, and any adjournment(s) thereof, and instructs said proxies to vote as follows:

____ FOR the election of the following two nominees to the Company's Board of Directors: Robert S. Cope, and Robert H. Bretz;

or

___ WITHHOLD authority to vote for all of the foregoing nominees. To withhold authority to vote for any individual nominee(s), enter the name of any such nominee(s) in the space provided below.

________________________________________________________

________________________________________________________

In their discretion to transact such other business as may properly come before the meeting.

PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY


THE PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS Dated this_____ of _______________, 1999


________________________
Signature of Shareholder

________________________
Signature of Shareholder

This Proxy should be dated, signed by the shareholder(s) exactly as the name is printed at the left, and returned promptly in the enclosed envelope. A person signing as a fiduciary or on behalf of a corporation should so indicate.

PLEASE DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.
